1 690823.0002 EAST 114364264 v1 U.S. CONCRETE, INC. LONG TERM INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT (Canadian Employee/Taxpayer Form) This Agreement is made and entered into effective as of [Insert Date of Grant] (the “Date of Grant”) by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”) and you, [Insert Name of Participant]. WHEREAS, the Company, in order to induce you to enter into and to continue and dedicate service to the Company and to materially contribute to the success of the Company, agrees to grant you this Restricted Stock Unit award; WHEREAS, the Company adopted the U.S. Concrete, Inc. Long Term Incentive Plan, as it may be amended from time to time (the “Plan”) under which the Company is authorized to grant Restricted Stock Units to certain employees and service providers of the Company; WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Restricted Stock Unit agreement (“Agreement”) as if fully set forth herein and the terms capitalized but not defined herein shall have the meanings set forth in the Plan; and WHEREAS, you desire to accept the Restricted Stock Unit award made pursuant to this Agreement. NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows: 1. The Grant. Subject to the conditions set forth below, the Company hereby grants you, effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for your services for the Company, an award consisting of [Insert Number of Restricted Stock Units Granted] Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of Stock, plus the additional rights to Dividend Equivalents set forth in Section 3, in accordance with the terms and conditions set forth herein and in the Plan (the “Award”). 2. No Shareholder Rights. The Restricted Stock Units granted pursuant to this Agreement do not and shall not entitle you to any rights of a holder of Stock prior to the date shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which rights become vested and the restrictions with respect to the Restricted Stock Units lapse in accordance with Section 6 or Section 7, as applicable. 3. Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, you hold Restricted Stock Units granted pursuant to this Agreement that have not been settled,

2 690823.0002 EAST 114364264 v1 the Company shall create a bookkeeping account that will track the amount of the Dividend Equivalents you would have been entitled to receive on or following the Date of Grant as if you had been the holder of record of the number of shares of Stock related to the Restricted Stock Units that have not been settled as of the record date, calculated without interest. All Dividend Equivalent amounts credited to your bookkeeping account from the Date of Grant until the settlement of the underlying Restricted Stock Units shall be paid to you in shares of unrestricted Stock having a Fair Market Value (as defined in the Plan) equal to the amount of such dividends on the date that the underlying Restricted Stock Units associated with that Dividend Equivalent amount is settled pursuant to Section 5 below. In the event that the Restricted Stock Units are forfeited to the Company without settlement to you, you will also forfeit any associated Dividend Equivalent amounts. 4. Restrictions; Forfeiture. The Restricted Stock Units are restricted in that they may not be sold, transferred, pledged or otherwise encumbered, alienated or hypothecated by you in any manner whatsoever until these restrictions are removed or expire as contemplated in Section 6 or Section 7 of this Agreement, as applicable, and Stock is issued to you as described in Section 5, except that this Award may be transferred in accordance with the Plan, by will or by the laws of descent and distribution, or pursuant to a domestic relations order as defined in the Code or in Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any such transfer or attempt to transfer in violation of this Section 4 of the Plan shall be void and of no force or effect, and shall result in the immediate forfeiture of any unvested Restricted Stock Units granted pursuant to this Agreement. The Restricted Stock Units are also restricted in the sense that they may be forfeited to the Company (the “Forfeiture Restrictions”). 5. Issuance of Stock. No shares of Stock shall be issued to you prior to the date on which the Restricted Stock Units vest and the restrictions, including the Forfeiture Restrictions, with respect to the Restricted Stock Units lapse, in accordance with Section 6 or Section 7, as applicable. After the Restricted Stock Units vest pursuant to Section 6 or 7, as applicable, the Company shall, promptly and within 60 days of such Vesting Date (as defined below), cause to be issued Stock registered in your name in payment of such vested Restricted Stock Units. The Company shall evidence the Stock to be issued in payment of such vested Restricted Stock Units in the manner it deems appropriate. The value of any fractional Restricted Stock Units shall be rounded down at the time Stock is issued to you in connection with the Restricted Stock Units. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, will be issuable or payable to you pursuant to this Agreement. The value of such shares of Stock shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Section 5 shall be construed to create a trust or a funded or secured obligation of any kind. 6. Vesting Schedule. Except as provided otherwise in Section 7, the Restricted Stock Units granted pursuant to this Agreement will vest, provided that you remain in the employ of, or a service provider to, the Company or any of its Subsidiaries through and including each of the applicable dates set forth below in Sections 6(a) and 6(b) (each, a “Vesting Date”):

3 690823.0002 EAST 114364264 v1 (a) Time-Based Restricted Stock Units. Sixty percent (60%) of the total number of Restricted Stock Units subject to the Award shall vest based upon the passage of time (the “Time-Based Restricted Stock Units”) in accordance with the following schedule: Portion of Time-Based Restricted Stock Units to Vest Vesting Dates 1/3 First Anniversary of Date of Grant 1/3 Second Anniversary of Date of Grant 1/3 Third Anniversary of Date of Grant Total: 100% of Time-Based Restricted Stock Units Notwithstanding the foregoing, if the number of shares of Time-Based Restricted Stock is not evenly divisible by three, then no fractional shares shall vest and the installments shall be as equal as possible with the smaller installments vesting first. (a) Performance-Based Restricted Stock Units. The remaining forty percent (40%) of the Restricted Stock Units subject to the Award shall vest based upon the satisfaction of performance criteria (the “Performance-Based Restricted Stock Units”). Fifty percent (50%) of the Performance-Based Restricted Stock Units (the “First Tranche”) shall vest on the day, if any, that the average of the daily volume-weighted average share price of the Company’s Stock on the Nasdaq or such other primary stock exchange on which the Stock is listed and traded over any period of twenty (20) consecutive trading days equals or exceeds $[●] per share (the “First Hurdle”) within the three (3) year period beginning on the Date of Grant (the “Performance Period”). If the First Hurdle is not attained during the Performance Period, the Restricted Stock Units subject to the First Tranche shall become null and void and those Restricted Stock Units shall be forfeited to the Company without any payment to you. The remaining fifty percent (50%) of the Performance-Based Restricted Stock Units (the “Second Tranche”) shall vest on the day, if any, that the average of the daily volume-weighted average share price of the Company’s Stock on the Nasdaq or such other primary stock exchange on which the Stock is listed and traded over any period of twenty (20) consecutive trading days equals or exceeds $[●] per share (the “Second Hurdle”) within the Performance Period. If the Second Hurdle is not attained during the Performance Period, the Restricted Stock Units subject to the Second Tranche shall become null and void and those Restricted Stock Units shall be forfeited to the Company without any payment to you. Notwithstanding the foregoing, if an installment of the vesting of any Performance-Based Restricted Stock Units would result in a fractional Restricted Stock Unit becoming vested, that installment will be rounded to the next higher or lower share, as determined by the Committee, except for the second installment, if any, which will be for the balance of the Award. 7. Termination of Services and Change in Control. (a) Termination Generally. Subject to Section 7(b), Section 7(c), or Section 7(d), as applicable, if your service relationship with the Company or any of its Subsidiaries terminates for any reason, then those Restricted Stock Units (both Time-Based Restricted Stock

4 690823.0002 EAST 114364264 v1 Units and Performance-Based Restricted Stock Units) which have not vested and for which the restrictions have not lapsed as of the date of termination shall become null and void and those Restricted Stock Units shall be forfeited to the Company without any payment to you. The Restricted Stock Units which have not vested and for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company and shall be settled as set forth in Section 5. For purposes of clarity, if your service relationship is transferred between the Company and/or any of its Subsidiaries, such a transfer shall not constitute a termination of the service relationship. (b) Death. In the event that your service relationship with the Company or any of its Subsidiaries terminates due to your death, all Time-Based Restricted Stock Units that have not already become vested pursuant to Section 6(a) of this Agreement shall immediately become vested. For purposes of clarity, the termination of your service relationship due to your death will not automatically vest your Performance-Based Restricted Stock Units. (c) Change in Control. In the event of a Change in Control, all Restricted Stock Units that have not already become vested pursuant to Section 6 of this Agreement and have not previously been forfeited shall immediately become vested. (d) Effect of Individual Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between Section 6 or Section 7 and any individual employment, severance, change in control or other similar agreement entered into by and between you and the Company, the terms of such other agreement shall control. 8. Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if you are on leave of absence for any reason you will be considered to still be in the employ of, or providing services for, the Company, provided that rights to the Restricted Stock Units during a leave of absence will be limited to the extent to which those rights were earned or vested when the leave of absence began. 9. Payment of Taxes. The Company may require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), an amount the Company deems necessary to satisfy its (or its Subsidiary’s) current or future obligation to withhold federal, state, provincial or local income or other taxes that you incur as a result of the Award. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes; which determination will be based on the shares’ Fair Market Value on the applicable Vesting Date; (b) deliver to the Company shares of Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value on the applicable Vesting Date; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of clauses (a), (b) and/or (c). If you desire to elect to use the stock withholding option described in subparagraph (a), you must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny your request to satisfy its tax withholding obligations using a method described under clause (a) or (b). In the event the Company determines that the aggregate Fair Market Value of the shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax

5 690823.0002 EAST 114364264 v1 withholding obligation, then you must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request. 10. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is, at the time of issuance, in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. YOU ARE CAUTIONED THAT ISSUANCE OF STOCK UPON THE VESTING OF RESTRICTED STOCK UNITS GRANTED PURSUANT TO THIS AGREEMENT MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance. 11. Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Section 4 or Section 10 of this Agreement on all certificates representing shares issued with respect to this Award. 12. Right of the Company and Subsidiaries to Terminate Services. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any of its Subsidiaries, or interfere in any way with the rights of the Company or any of its Subsidiaries to terminate your employment or service relationship at any time. 13. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation. 14. Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

6 690823.0002 EAST 114364264 v1 15. No Liability for Good Faith Determinations. The Company and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Stock Units granted hereunder. 16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine. 17. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation. 18. Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or if earlier the date it is sent via certified United States mail. 19. Waiver of Notice. Any Person entitled to notice hereunder may waive such notice in writing. 20. Information Confidential. As partial consideration for the granting of the Award hereunder, you hereby agree to keep confidential all information and knowledge, except that which has been disclosed in any public filings required by law, that you have relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse and tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you. 21. Non-Solicitation and Non-Disclosure. In consideration for the grant of the Award, you agree that you will not, during your service with the Company or any of its Subsidiaries, and for one year thereafter, directly or indirectly, for any reason, for your own account or on behalf of or together with any other Person (a) call on or otherwise solicit any natural person who is employed by, or providing services to, the Company or any Subsidiary of the Company in any capacity with the purpose or intent of attracting that person from the employ of the Company or any of its Subsidiaries, or (b) divert or attempt to divert from the Company or any of its Subsidiaries any customer, client or business relating to the provision of ready-mixed concrete, precast concrete or related concrete products or services. As further consideration for the grant of the Award, your agree that you will not at any time, either while providing services to, the Company or any of its Subsidiaries, or at any time thereafter, make any independent use of, or disclose to any other Person (except as authorized in advance in writing by the Company) any confidential, nonpublic and/or proprietary information of the Company or any of its Subsidiaries, including, without limitation, information derived from reports, work in progress, codes, marketing and sales programs, customer lists, records of customer service requirements,

7 690823.0002 EAST 114364264 v1 cost summaries, pricing formulae, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company or any of its Subsidiaries. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy of the Company or any of its Subsidiaries, shall prevent you from, or expose you to criminal or civil liability under federal or state trade secret law for, (x) directly or indirectly sharing the Company’s or any of its Subsidiaries’ trade secrets or other confidential, nonpublic and/or proprietary information (except information protected by the Company’s or any of its Subsidiaries’ attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company or (y) disclosing trade secrets in a complaint or other document filed in connection with a legal claim, provided that the filing is made under seal. This Section 21 shall survive the termination of this Award. 22. Securities Laws or Dodd-Frank Clawback Policies. This Agreement is subject to any written clawback policies the Company, with the approval of the Board, may adopt. These clawback policies may subject your rights and benefits under this Agreement to reduction, cancellation, forfeiture or recoupment if certain specified events and wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events and wrongful conduct specified in any such clawback policies adopted by the Company, with the approval of the Board, to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act and resulting rules issued by the Securities and Exchange Commission and that the Company determines should apply to this Agreement. 23. Company Records. Records of the Company or its Subsidiaries regarding your period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect. 24. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns. 25. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein. 26. Company Action. Any action required of the Company shall be by resolution of the Board or by a person or entity authorized to act by resolution of the Board. 27. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof. 28. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Delaware without giving any effect

8 690823.0002 EAST 114364264 v1 to any conflict of law provisions thereof, except to the extent Delaware state law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. 29. Amendment. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee (i) to the extent permitted by the Plan, (ii) to the extent necessary to comply with applicable laws and regulations or to conform the provisions of this Agreement to any changes thereto, or (iii) to settle the Restricted Stock Units pursuant to all applicable provisions of the Plan. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended in any way that is adverse to you except by a written agreement signed by both you and the Company. 30. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. 31. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the terms and conditions of the Restricted Stock Units and supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto unless expressly provided for herein. 32. Acceptance of Agreement. Notwithstanding anything herein to the contrary, in order for this Award to become effective, you must (a) execute this Agreement and (b) deliver such executed signature page to Stock Plan Administration at 331 N. Main Street, Euless, Texas, 76039, Attention Cici Sepehri, in each case, no later than the sixtieth (60th) day following the Date of Grant (the “Final Acceptance Date”). If you do not satisfy the foregoing conditions by the Final Acceptance Date, then the entire Award will be forfeited and cancelled without any consideration therefor, except as may otherwise be determined by the Committee in its sole and absolute discretion. [Remainder of page intentionally left blank]

9 690823.0002 EAST 114364264 v1 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. U.S. CONCRETE, INC. Name: William J. Sandbrook Title: President and Chief Executive Officer ___________________________________ [NAME]